EXHIBIT 5.1

                                                                  March 2_, 2006

Mazal Plant Pharmaceuticals Inc.
43 West 33rd Street
New York, NY 10001

            Re:   Registration Statement on Form SB-2

Ladies and Gentlemen:


We have acted as counsel for Mazal Plant Pharmaceuticals Inc, a Nevada corporation (the "Company"), in connection with the preparation of the recently amended registration statement on Form SB-2 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering by the Company of up to 10,000,000 shares of common stock described in the Registration Statement ("Offering") and the registration for resale by certain selling security holders of the Company of up to 7,580,000 shares of common stock in connection with the registration for resale of (a) up to 6,580,000 shares of our common stock and (b) the registration for resale of up to 1,000,000 shares of our common stock which may be issued upon exercise of a warrant that was issued in a transaction exempt from registration ( collectively with the shares being offered in the Offering " the Shares").

      We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Articles of Incorporation of the Company, the Company's Bylaws, the Registration Statement, resolutions of the Board of Directors of the Company relating to the proposed registration and issuance of the Shares and copies of such other agreements, instruments and documents as we have deemed necessary to enable us to render the opinion hereinafter expressed and we have not examined nor reviewed any documents other than those specified above, nor have we conducted any independent factual investigation in connection with this opinion.

      In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the accuracy and completeness of all public records reviewed. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

      Based upon the foregoing, we are of the opinion that the Shares of common stock to be sold as part of the Offering described in the Registration Statement will be, when issued in accordance with the terms of the Offering, validly issued, fully paid and non-assessable except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

      Based upon the foregoing, we are of the opinion that the Shares of common stock to be registered for resale pursuant to the Registration Statement are validly issued, fully paid and non-assessable except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

      Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued upon exercise of any options duly granted have been duly and validly authorized and, when the Shares have been paid for in accordance with the terms of the warrant agreement such Shares will be duly and validly issued, fully paid and non-assessable except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. This opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that arise after the date of this opinion and come to our attention, or any future changes in law. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations of the Securities and Exchange Commission thereunder.



                                                      Very truly yours,


                                                      /s/ SR Kronengold